Exhibit 3.82
CERTIFICATE OF FORMATION
ALLIED WASTE OF NEW JERSEY, LLC
     Pursuant to § 18-201, Delaware Code Annotated, the undersigned states as follows:
     1. Name. The name of the limited liability company (the “Company”) formed by this instrument is “Allied Waste of New Jersey, LLC.
     2. Registered Office; Registered Agent. The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The Company’s registered agent at that address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 17th day of April, 1998.
Allied Waste North America, Inc.,
a Delaware corporation,
Sole Member

By:	/s/ Steven M. Helm
Steven M. Helm, Vice President/Legal

CERTIFICATE OF AMENDMENT
OF
ALLIED WASTE OF NEW JERSEY, LLC
     1. The name of the limited liability company is Allied Waste of New Jersey, LLC.
     2. Paragraph 1 of the Certificate of Formation of the limited liability company is hereby amended as follows:
     The name of the limited liability company (the “Company”) formed by this instrument is “Allied Waste of New Jersey-New York, LLC”.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Allied Waste of New Jersey, LLC this 26th day of July, 2000.

ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation, Sole Member

By:	/s/ Donald W. Slager
Donald W. Slager
Vice President, Operations

L-102 NJSA 42 (2/94)

New Jersey Department of State Division of Commercial Recording Certificate of Amendment, Limited Liability Company	FILED JUL 31 2000 State Treasurer Roland Machold
This form may be used to amend a Certificate of Formation of a Limited Liability Company on file with the Secretary of State. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Act, and insure that all applicable filing requirements are met.
1.	Name of Limited Liability Company: Allied Waste of New Jersey, LLC

2.	Identification Number: 0600051040

3.	New LLC Name (if applicable): Allied Waste of New Jersey-New York, LLC

4.	Effective Date:

5.	The Certificate of Formation is amended as follows (provide attachments if needed):

The name of the Limited Liability Company is hereby changed to Allied Waste of New Jersey-New York, LLC.
The undersigned represent(s) that this filing complies with State law as detailed in NJSA 42 and that they arc authorized to sign this form behalf of the Limited Liability Company.
Name /s/ D.W. Slager*
Date July 26, 2000.

*	Donald W. Slager, Vice President, Operations of Allied Waste North America, Inc., its sole Member